Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Bicycle Therapeutics plc of our report dated February 28, 2023 relating to the financial statements, which appear in Bicycle Therapeutics plc's Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Cambridge, United Kingdom
May 26, 2023